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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                            _____________________________

                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or (g) of the Securities
                                 Exchange Act of 1934
                            _____________________________



                                   RDO EQUIPMENT CO.
            (Exact name of registrant issuer as specified in its charter)

          NORTH DAKOTA                                  45-0306084
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              2829 SOUTH UNIVERSITY DRIVE
                               FARGO, NORTH DAKOTA 58109
                        (Address of principal executive offices)

                                  (701) 237-7363
                           (Registrant's telephone number)

                            _____________________________


          Securities to be registered pursuant to Section 12(b) of the Act:

           CLASS A COMMON STOCK,                  NEW YORK STOCK EXCHANGE
        PAR VALUE $.01 PER SHARE               (Name of each exchange on which
(Title of each class to be so registered)       each class is to be registered)

          Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The information called for by this Item 1 is incorporated herein by reference to the section entitled "Description of Securities--Common Stock" in the Prospectus portion of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267). Such Prospectus, which will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.  EXHIBITS.

    List below all exhibits filed as part of the registration statement:

    Exhibit 1.1- Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 2, 1996, as amended by Amendment No. 1 to Form S-1 filed with the Securities and Exchange Commission on January 3, 1997 (incorporated by reference to such Registration Statement (Reg. No. 333-13267)).

    Exhibit 4.1 -  Registrant's Articles of Incorporation (to be effective upon reincorporation in Delaware) (incorporated by reference to
                   Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-13267)).

    Exhibit 4.2 -  Registrant's Bylaws (to be effective upon reincorporation in
                   Delaware) (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg.
                   No. 333-13267)).

    Exhibit 5.1 -  Specimen form of the Registrant's Class A Common Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Reg.
                   No. 333-13267)).





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                                      SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  RDO EQUIPMENT CO.


Dated:  January 10, 1997          By  /s/ ALLAN F. KNOLL
                                     __________________________________________
                                     Allan F. Knoll
                                     Chief Financial Officer








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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                            _____________________________


                                    EXHIBIT INDEX
                                          to
                                       FORM 8-A

                            _____________________________


                                  RDO EQUIPMENT CO.

                            _____________________________



                                                            Page Number in
                                                              Sequential
                                                            Numbering of all
                                                            Pages, Including
Exhibit                                                          Exhibits
_______                                                     ________________
  1.1    Registrant's Registration Statement on Form S-1.....       *

  4.1    Articles of Incorporation...........................       *

  4.2    Bylaws..............................................       *

  5.1    Specimen Form of Class A
         Common Stock Certificate.............................      *

_______________

* Incorporated by reference on page 2 in the sequential numbering of all pages of this Form 8-A.



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